Exhibit 5.1

JONES DAY

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212

January 20, 2005

Forest City Enterprises, Inc.
50 Public Square
Cleveland, Ohio 44113

Re:	$150,000,000 aggregate principal amount of 6.50% of Senior Notes due February 1, 2017 to be Offered Through an Underwriter

Ladies and Gentlemen:

We are acting as counsel for Forest City Enterprises, Inc., an Ohio corporation (the “Company”), in connection with the issuance and sale of $150,000,000 aggregate principal amount of 6.50% Senior Notes due February 1, 2017 by the Company (the “Notes”) to be issued pursuant to that certain Indenture (the “Indenture”), dated as of May 19, 2003, between the Company and The Bank of New York, as Trustee (the “Trustee”), in accordance with the Pricing Agreement, dated January 20, 2005 (the “Pricing Agreement”), by and between the Company and Goldman, Sachs & Co. (the “Underwriter”), and the Underwriting Agreement, dated March 11, 1998 (the “Underwriting Agreement”), by and between the Company and Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, McDonald Company Securities, Inc. and Credit Lyonnais Securities (USA) Inc.

In rendering this opinion, we have examined such documents, records and matters of law we have deemed necessary. Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Underwriter pursuant to the Underwriting Agreement and the Pricing Agreement against payment of the consideration therefor as provided for therein, will be validly issued by the Company and will constitute valid and binding obligations of the Company.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights generally, and by general equitable principles, whether such principles are considered in a proceeding at law or in equity.

ATLANTA • BEIJING • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • FRANKFURT • HONG KONG • HOUSTON
IRVINE • LONDON • LOS ANGELES • MADRID • MENLO PARK • MILAN • MOSCOW • MUNICH • NEW DELHI • NEW YORK
PARIS • PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SHANGHAI • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

JONES DAY

January 20, 2005

In rendering the foregoing opinion (i) we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of statements contained therein, and (ii) we have assumed that the resolutions authorizing the Company to issue the Notes as adopted by the Company’s Board of Directors remain in full force and effect at the time at which the Notes are issued.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York and the laws of the State of Ohio. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K in order to supplement the Registration Statement No. 333-87378 on Form S-3 (the “Registration Statement”) filed by the Company to effect registration of the Notes under the Securities Act of 1933 (the “Act”) and the reference to us under the caption “Validity of the Notes” in the Prospectus Supplement, dated January 20, 2005, constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day